                                                                  EXHIBIT 4.6.1

                                 FIRST AMENDMENT
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (herein called the "Amendment") made as of March 8, 2002 by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation ("Company"), Bear Stearns Corporate Lending Inc., as syndication agent ("Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent ("Administrative Agent"), and the several banks and other financial institutions or entities parties thereto ("Lenders").

                                  WITNESSETH:

         WHEREAS, Borrower, Company, Syndication Agent, Administrative Agent and Lenders entered into that certain Second Amended and Restated Credit Agreement dated as of June 11, 2001 (as amended, supplemented, or restated to the date hereof, the "Original Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

         WHEREAS, Borrower, Company, Syndication Agent, Administrative Agent and Lenders desire to amend the Original Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           Definitions and References

         Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

         Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

                  "Amendment" means this First Amendment to Second Amended and Restated Credit Agreement.

                  "Credit Agreement" means the Original Agreement as amended hereby.

                                   ARTICLE II.

                             Amendments and Waivers

         Section 2.1. Defined Terms.

         (a) The definition of "Senior Debt Limit Reporting Event" in Section
1.1 of the Original Agreement is hereby deleted in its entirety. The following definitions in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

                  " 'Indentures': the collective reference to (i) the 7-7/8%
         Note Indenture, (ii) the 8-1/2% Note Indenture, (iii) the 8-1/8% Note Indenture and (iv) the 8-3/8% Note Indenture."

                  " 'Senior Debt Limit': at any time the lesser of: (a) the maximum amount of Indebtedness that the Company and its Subsidiaries may incur and secure pursuant to the terms of clause (i) of the definition of "Permitted Indebtedness" and clause (ii) of the definition of "Permitted Liens" under the 8-1/8% Note Indenture and the 8-3/8% Note Indenture, minus the amount of Indebtedness (other than Indebtedness under this Agreement) that the Company or any of its Subsidiaries have incurred and/or secured by Liens as of such day that counts against the restrictions on the maximum amount of Indebtedness referred to in such clause (i); and (b) the sum of (x) the maximum amount of Indebtedness that the Company and its Subsidiaries may incur and secure pursuant to the terms of clause (i) of Section 4.9 of the 8-1/2% Note Indenture and the 7-7/8% Note Indenture minus the amount of Indebtedness (other than Indebtedness under this Agreement) that the Company or any of its Subsidiaries have incurred and/or secured by Liens as of such day that counts against the restrictions on the maximum amount of Indebtedness referred to in such clause (i) plus (y) the actual amount of Indebtedness, if any, incurred and secured by the Borrower under this Agreement which is permitted to be so incurred and secured under clause (b) of Section 4.9 of the 8-1/2% Note Indenture and the 7-7/8% Note Indenture. For purposes of this definition, (a) the amount under clause (b)(y) shall be determined by the Company pursuant to the 8-1/2% Note Indenture and the 7-7/8% Note Indenture, unless determined at another amount in the discretion of Administrative Agent or Majority Lenders, and (b) the term 'Indebtedness' shall have the meaning given in the 8-1/8% Note Indenture, the 8-3/8% Note Indenture, the 8-1/2% Note Indenture or the 7-7/8% Note Indenture, as applicable."

         (b) Section 1.1 of the Original Agreement is hereby amended to add the following defined terms thereto in appropriate alphabetical order to read as follows:
                  " '8-3/8% Note Indenture': the Indenture, dated as of November 5, 2001, among the Company, certain subsidiary guarantors and The Bank of New York, as Trustee, pursuant to which the 8-3/8% Notes were issued."

                  " '8-3/8% Notes': the 8-3/8% senior notes of the Company due 2008."

         Section 2.2. Conditions to Each Extension of Credit. Subsection (c) of
Section 5.2 of the Original Agreement is hereby amended in its entirety to read as follows:

                  "(c) Senior Debt Limit. Administrative Agent shall have received a certificate dated as of the date of any extension of credit (the "Senior Debt Certificate") of the chief financial officer or treasurer of the Company certifying: (a) the maximum amount of Indebtedness that the Company and its Subsidiaries may incur and secure pursuant to the terms of clause (i) of the definition of "Permitted Indebtedness" and clause (ii) of the definition of "Permitted Liens" under the 8-1/8% Note Indenture and the 8-3/8% Note Indenture, and the amount, if any, of Indebtedness (other than Indebtedness under this Agreement) that the Company or any of its Subsidiaries have incurred and/or secured by Liens as of such day that counts against the restrictions on the maximum amount of Indebtedness referred to in such clause (i); and (b) (x) the maximum amount of Indebtedness that the Company and its Subsidiaries may incur and secure pursuant to the terms of clause (i) of Section 4.9 of the 8-1/2% Note Indenture and the 7-7/8% Note Indenture and the amount of Indebtedness (other than Indebtedness under this Agreement) that the Company or any of its Subsidiaries have incurred and/or secured by Liens as of such day that counts against the restrictions on the maximum amount of Indebtedness referred to in such clause (i) and (y) the actual amount of Indebtedness, if any, incurred and secured by the Borrower under this Agreement which is permitted to be so incurred and secured under clause
         (b) of Section 4.9 of the 8-1/2% Note Indenture and the 7-7/8% Note Indenture. Each Senior Debt Certificate shall attach documentation demonstrating compliance with the Senior Debt Limit as may be requested by Administrative Agent, including satisfactory reports and appraisals supporting such calculation and copies of the reports and appraisals prepared by independent petroleum engineers and appraisers in connection with the determination of Adjusted Consolidated Net Tangible Assets pursuant to the Indentures as of the last day of the most recently ended fiscal year of the Company."

         Section 2.3. Certificates; Other Information. Clause (D) of subsection
(b) of Section 6.2 of the Original Agreement is hereby deleted in its entirety. Paragraph 6 of the Compliance Certificate is hereby deleted in its entirety.

         Section 2.4. Indebtedness. Section 7.2 of the Original Agreement is hereby amended by (a) deleting "and" at the end of subsection (j), (b) redesignating existing subsection "(k)" as subsection "(l)", and (c) adding an amended subsection (k) to read as follows:

                  "(k) Hedging Agreements entered into by the Company with the purpose and effect of contracting for variable interest rates on a principal amount of Indebtedness of the Company (which, for purposes of this subsection only, shall include the liquidation preference on preferred stock of the Company) that is accruing interest or dividends at a fixed rate, provided that (1) the ratio of fixed rate Indebtedness of the Company to total Indebtedness of the Company remains at least seventy percent (70%), and (2) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) is a nationally recognized well capitalized hedging counterparty or is an investment grade industry participant; plus the Guarantee Obligations of one or more of the Group Members of the obligations of the Company permitted to be incurred under this Section 7.1(k)."

         Section 2.5. Regarding Certain Subsidiaries. The Company and the Borrower hereby represent and warrant to Lenders and Administrative Agent that Carmen Acquisition Corp. is no longer an Unrestricted Subsidiary under the 8-1/2% Note Indenture and agree, contemporaneously herewith, that they will, and will cause Carmen Acquisition Corp. to, comply with the provisions of Section 6.9(b) of the Credit Agreement. The Company and the Borrower hereby represent and warrant to Lenders and Administrative Agent that Arkoma Pittsburg Holding Corporation has been merged with and into Borrower.


                                  ARTICLE III.

                           Conditions of Effectiveness

         Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when:

         (a) Administrative Agent shall have received all of the following, at Administrative Agent's office, duly executed and delivered and in form and substance satisfactory to Administrative Agent, all of the following:

                  (i) the Amendment;

                  (ii) a favorable opinion of Commercial Law Group, counsel for the Company, Borrower and the Subsidiary Guarantors, substantially in the form set forth in Exhibit F of the Original Agreement;

                  (iii) an "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of the general partner of Borrower, which shall contain the names and signatures of the officers of the general partner of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions attached thereto duly adopted by the Board of Directors of the general partner of Borrower and in full force and effect at the time this Amendment is entered into, authorizing the execution of this Amendment and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein,
         (2) a copy of the charter documents of Borrower and of the general partner of Borrower and all amendments thereto, certified by the appropriate official of the Borrower's state and general partner's state of organization, and (3) a copy of any bylaws of the general partner of Borrower previously delivered to Agent and Lenders in connection with the Original Agreement (which may, with respect to any such charter documents or bylaws, reference documents previously delivered in connection with the Original Agreement);

                  (iv) a "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of the Company, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), and (c) of Section 5.2 of the Original Agreement;

                  (v) documents similar to those specified in subsection (iii) of this Section with respect to each Subsidiary Guarantor (which may, with respect to charter documents or bylaws, reference documents previously delivered in connection with the Original Agreement);

                  (vi) a certificate executed by the chief financial officer of the Company of even date herewith reflecting the computation of the then current Senior Debt Limit together with supporting information satisfactory to Administrative Agent.

                  (vii) such other supporting documents as Administrative Agent may reasonably request.

         (b) Borrower shall have paid, in connection with such Loan Documents, all recording, handling, amendment and other fees required to be paid to Administrative Agent pursuant to any Loan Documents.

         (c) Borrower shall have paid, in connection with such Loan Documents, all other fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent's attorneys.


                                   ARTICLE IV.

                         Representations and Warranties

         Section 4.1. Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

         (a) The representations and warranties contained in Section 4 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Credit Agreement.

         (b) The Company and Borrower are duly authorized to execute and deliver this Amendment and are and will continue to be duly authorized to borrow monies and to perform their respective obligations under the Credit Agreement. The Company and Borrower have duly taken all corporate or partnership action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Company and Borrower hereunder.

         (c) The execution and delivery by the Company and Borrower of this Amendment, the performance by the Company and Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation, bylaws, or agreement of limited partnership of the Company or Borrower (as applicable), or of any material agreement, judgment, license, order or permit applicable to or binding upon the Company or Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company or Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by the Company and Borrower of this Amendment or to consummate the transactions contemplated hereby.

         (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Company and Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

         (e) The audited annual Consolidated financial statements of the Company dated as of December 31, 2000 and the unaudited quarterly Consolidated financial statements of the Company dated as of September 30, 2001 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such dates for the Company. Copies of such financial statements have heretofore been delivered to each Lender. Since such dates no material adverse change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of the Company.


                                   ARTICLE V.

                                  Miscellaneous

         Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

         Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by the Company, Borrower or any Subsidiary Guarantor hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

         Section 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

         Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.


                                     CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

                                     By: Chesapeake Operating, Inc., its general
                                         partner


                                     By: /s/ MARTHA A. BURGER
                                         ---------------------------------------
                                         Name: Martha A. Burger
                                         Title: Treasurer


                                     CHESAPEAKE ENERGY CORPORATION


                                     By: /s/ MARTHA A. BURGER
                                         ---------------------------------------
                                         Name: Martha A. Burger
                                         Title: Treasurer


                                     UNION BANK OF CALIFORNIA, N.A.
                                     Administrative Agent, Collateral Agent,
                                     Issuing Lender and Lender


                                     By: /s/ RANDALL OSTERBERG
                                         ---------------------------------------
                                         Name: Randall Osterberg
                                         Title: Vice President


                                     By: /s/ SEAN MURPHY
                                         ---------------------------------------
                                         Name: Sean Murphy
                                         Title: Assistant Vice President


                                     BANK OF OKLAHOMA, N.A.


                                     By: /s/ JOHN N. HUFF
                                         ---------------------------------------
                                         Name: John N. Huff
                                         Title: Vice President

                                     BANK OF SCOTLAND


                                     By: /s/ JOSEPH FRATUS
                                         ---------------------------------------
                                         Name: Joseph Fratus
                                         Title: Vice President


                                     BEAR STEARNS CORPORATE LENDING INC.


                                     By: /s/ VICTOR BULZACCHELLI
                                         ---------------------------------------
                                         Name: Victor Bulzacchelli
                                         Title: Vice President


                                     BNP PARIBAS


                                     By:   /s/ BETSY JOCHER    /S/ J. ONISCHUK
                                         ---------------------------------------
                                         Name: Betsy Jocher        J. Onischuk
                                         Title: Vice President     Director


                                     COMERICA BANK - TEXAS


                                     By: /s/ PETER L. SEFZIK
                                         ---------------------------------------
                                         Name:  Peter L. Sefzik
                                         Title:  Corporate Banking Officer


                                     COMPASS BANK


                                     By: /s/ KATHLEEN J. BOWEN
                                         ---------------------------------------
                                         Name:  Kathleen J. Bowen
                                         Title:  Vice President

                                     CREDIT AGRICOLE INDOSUEZ


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     NATEXIS BANQUES POPULAIRES


/s/ RENAUD J. D'HERBES               By: /s/ DONOVAN C. BROUSSARD
-------------------------                ---------------------------------------
Renaud J. d'Herbes                       Name: Donovan C. Broussard
Senior Vice President and                Title: Vice President
Regional Manager


                                     PNC BANK, NATIONAL ASSOCIATION


                                     By: /s/ DOUG CLARK
                                         ---------------------------------------
                                         Name: Doug Clark
                                         Title: Vice President


                                     RZB FINANCE LLC

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     SUMITOMO MITSUI BANKING
                                     CORPORATION


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     TORONTO DOMINION (TEXAS), INC.


                                     By: /s/ CAROL BRANDT
                                         ---------------------------------------
                                         Name: Carol Brandt
                                         Title: Vice President


                                     U.S. BANK NATIONAL ASSOCIATION


                                     By: /s/ MARK E. THOMPSON
                                         ---------------------------------------
                                         Name: Mark E. Thompson
                                         Title: Vice President


                                     WASHINGTON MUTUAL BANK, FA


                                     By: /s/ MARK M. ISENSEE
                                         ---------------------------------------
                                         Name: Mark M. Isensee
                                         Title:


                                     CREDIT LYONNAIS NEW YORK BRANCH


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                 First Amendment


                              CONSENT AND AGREEMENT


         By its execution below, each Guarantor hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Guarantee Agreement dated as of June 11, 2001 made by it for the benefit of Administrative Agent and Lenders and the other Loan Documents executed pursuant to the Credit Agreement (Carmen Acquisition Corp. and Sap Acquisition Corp. having become parties thereto by execution and delivery of that certain Assumption Agreement of even date herewith), (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

CHESAPEAKE ENERGY CORPORATION


By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer


THE AMES COMPANY, INC.


By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer


CHESAPEAKE ACQUISITION CORPORATION


By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer

CHESAPEAKE ENERGY LOUISIANA CORPORATION



By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer


CHESAPEAKE OPERATING, INC.



By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer


CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
By: CHESAPEAKE OPERATING, INC., its General Partner


By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer


CHESAPEAKE ROYALTY COMPANY


By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer


CHESAPEAKE-STAGHORN ACQUISITION L .P.
By: CHESAPEAKE OPERATING, INC., its General Partner



By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer

CHESAPEAKE LOUISIANA, L.P.
By: CHESAPEAKE OPERATING, INC., its General Partner



By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer


GOTHIC ENERGY CORPORATION


By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer

GOTHIC PRODUCTION CORPORATION


By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer


NOMAC DRILLING CORPORATION



By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer


CARMEN ACQUSITION CORP.



By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer

SAP ACQUISITION CORP.



By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer


CHESAPEAKE MOUNTAIN FRONT CORP.



By: /s/ MARTHA A. BURGER
    ------------------------------
    Name: Martha A. Burger
    Title: Treasurer